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                                                                   Exhibit 99.1

RED HAT TO ACQUIRE CYGNUS AND CREATE GLOBAL OPEN SOURCE POWERHOUSE

COMBINES WORLDWIDE MARKET AND TECHNOLOGY LEADERS TO FOCUS ON COMPLETE END-TO-END SOLUTIONS FOR SERVERS AND HANDHELD DEVICES

RESEARCH TRIANGLE PARK, N.C. and SUNNYVALE, CA--November 15, 1999--Red Hat-R-, Inc. (Nasdaq: RHAT), the market leader in open source solutions, and privately-held Cygnus Solutions, today announced that they have signed a definitive merger agreement, whereby Red Hat will acquire Cygnus in a transaction valued at $674 million based on Red Hat's Friday, November 12 closing price. The merger will create an open source powerhouse to accelerate and support the rapidly growing adoption of Red Hat Linux and open source solutions in enterprise and Internet applications and a new generation of post-PC-centric computing. Red Hat expects the merger to close by January 27, 2000.

The transaction will be completed in a stock for stock merger in which Red Hat will issue up to 6,624,344 shares for all of the outstanding securities of Cygnus. The transaction will be accounted for under the pooling of interests method. The transaction is subject to approval by Cygnus' shareholders, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions. Matthew Szulik, the president of Red Hat, will lead the combined companies as president and CEO.

The merger will make Red Hat, Inc. the largest company in the world dedicated to providing open source technology, information and services, offering the full spectrum of open source software and support --- from enterprise deployments to embedded and handheld platforms. End users worldwide will benefit from the companies' combined, unmatched technical expertise and a wide-array of industry partnerships with major computing vendors like Compaq, Dell, IBM, Intel and Hewlett-Packard to support their rapidly-growing adoption of open source solutions.

"Cygnus has enormous experience and technology leadership in software development and embedded platforms," said Matthew Szulik, president of Red Hat, Inc. "The merger will create a single, worldwide source that lets developers rapidly create Linux applications for servers and small devices --- accelerating the adoption of open source technologies in enterprises worldwide."

Red Hat, Inc. is the market leader in open source solutions, offering a wide-array of consulting, training and support solutions for both its award-winning Red Hat Linux operating systems (OS) software and popular open source applications used by enterprises worldwide. Cygnus is an open source software technology leader with software development tools and engineering services and developer support for a variety of desktops, client/server systems, real-time operating systems (RTOS) and embedded, post-PC centric platforms. The combined entity will remain committed to serving the customers of each company.

"This merger will create a software company for the 21st century, spanning powerful servers, Internet infrastructure and pervasive, post PC centric computing platforms," said Alex Daly, president and CEO of Sunnyvale, Calif.-based Cygnus Solutions. "Both Red Hat and Cygnus have vast engineering and development expertise, successful and growing service offerings and two of the most trusted and respected open source brands in the world."

International Data Corp. (IDC) research states that Linux was the fastest-growing server operating environment in 1998, growing more than 190 percent in that year alone and capturing more than 15.8 percent of the 4.4 million revenue shipment server operating systems market segment. IDC also states that Red Hat Linux is by far the most popular distribution, preferred by
68.7 percent of U.S. Linux users. Finally, IDC predicts that by 2002, there will be more than 55 million handheld and notebook-style information appliance devices and that by 2005, shipments of these appliances will exceed shipments of PCs.

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ABOUT CYGNUS SOLUTIONS

Cygnus Solutions, a leader in open source software and an innovating force in Internet software infrastructure, offers software development platforms based on an open source model. Cygnus' award-winning products, custom engineering services, and developer support services enable customers to bring products to market faster at reduced system development costs. Cygnus development tools cover more than 125 host-target combinations for embedded microprocessors and are supported by one of the most experienced teams of engineers delivering custom-engineering services and developer support to top companies worldwide.

Founded in 1989, Cygnus pioneered the commercialization of open source software. Cygnus has been ranked on the Software Magazine's list of top 500 software companies since 1997. The company has headquarters in Sunnyvale, California and sales and engineering offices throughout North America, Japan, and the United Kingdom.

ABOUT RED HAT, INC.

Founded in 1994, Red Hat (NASDAQ:RHAT) is the market leader in open source operating system (OS) software, services and information. Along with its award-winning open source Red Hat Linux OS, Red Hat offers a full line of services, including telephone support, on-site consulting, developer training, certification programs and priority access updates, making Red Hat a leading resource for knowledgeable, innovative, mission-critical open source solutions.

Red Hat shares all of its software innovations freely with the open source community under the GNU General Public License (GPL). The Official Red Hat Linux OS and related services are available directly from the company and through its partner, distributor and reseller programs, which include top PC and server manufacturers such as Compaq, Dell, Gateway, IBM, Hewlett-Packard and Silicon Graphics. Red Hat and the Official Red Hat Linux OS have received industry praise. Recent accolades include: Red Herring's Top 100 Companies of the Electronic Economy, Upside's Hot 100 Companies, Network World's 10 Companies to Watch, Federal Computer Week's Government Best Buy, Software Development's Jolt Award and InfoWorld's Product of the Year for three years in a row. Red Hat was also voted a "LinuxWorld Favorite" by the attendees of the two most recent LinuxWorld Expos, winning Best Server Distribution at the August show.

Red Hat is based in Research Triangle Park, N.C. and has offices worldwide. Visit Red Hat on the Web at www.redhat.com. For investor inquiries, contact Lippert/Heilshorn at (212) 838-3777.

LINUX is a trademark of Linus Torvalds. RED HAT is a registered trademark of Red Hat, Inc. Cygnus is a registered trademark of Cygnus Solutions. All other names and trademarks are the property of their respective owners.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this press release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release that are not strictly historical statements, including, without limitation, statements regarding the combined operations of the two companies, management's plans and objectives for future operations, and management's assessment of market factors, constitute forward-looking statements which involve risks and uncertainties. These risks and uncertainties include, without limitation, risks associated with the difficulty of integrating the two companies, the potential failure to achieve the beneficial synergies expected to result from the merger, Red Hat's dependence upon an open source business model, reliance upon independent third-party Linux developers, management of growth, reliance upon strategic relationships, expansion of Red Hat's business focus and operations, the possibility of undetected software errors, the enforceability of the GNU General Public License and other licenses under which Red Hat's products are developed and licensed, the scarcity of Linux-based applications, the risks of economic downturns generally, and in Red Hat's industry specifically, the risks associated with competition and competitive pricing pressures, the viability of the Internet, year 2000 compliance efforts of Red Hat and of third parties on which Red Hat depends, and other risks detailed in Red Hat's filings with the Securities and Exchange Commission, copies of which may be accessed through the SEC's web site at http://www.sec.gov.

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